Exhibit 5.1

December 14, 2016

Gulfport Energy Corporation

14313 North May Avenue

Suite 100

Oklahoma City, Oklahoma 73134

Re:	Gulfport Energy Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Gulfport Energy Corporation, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3/ASR (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company or, with respect to Shares referred to below, certain selling stockholders of the Company to be identified in one or more Prospectus Supplements, of an indeterminate aggregate amount of securities (the “Securities”) consisting of (a) shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (c) the Company’s depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”), (d) the Company’s senior debt securities in one or more series (the “Senior Debt Securities”), and the Company’s subordinated debt securities in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Gulfport Debt Securities”) and (e) guarantees (the “Guarantees”) of the Gulfport Debt Securities by one or more of the guarantors (the “Guarantors” and, together with the Company, the “Obligors”) listed on Schedule I hereto and named in the Registration Statement (the Gulfport Debt Securities, together with (if such Gulfport Debt Securities have been guaranteed by Guarantors) the related Guarantees of such Guarantors, being referred to herein as the “Debt Securities”) or any combination of the foregoing, each on the terms to be determined at the time of each offering. This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

Gulfport Energy Corporation

December 14, 2016

We have examined originals or certified copies of (i) a form of the Indenture with respect to the Senior Debt Securities (and any related Guarantees), filed as Exhibit 4.6 to the Registration Statement to be entered into by the Company, the Guarantors named therein and a trustee to be named therein, the form and terms (including any Guarantees) of any series of Gulfport Debt Securities issued under such Indenture to be established by resolutions of the Board of Directors of the Company or any duly authorized committee thereof (the “Board”) and set forth in an officers’ certificate or by a supplemental indenture to such Indenture, (ii) a form of the Indenture with respect to the Subordinated Debt Securities (and any related Guarantees) filed as Exhibit 4.7 to the Registration Statement to be entered into by the Company, the Guarantors named therein and a trustee to be named therein (together with the trustee referred to in (i), each a “Trustee”) (the indentures in (i) and (ii) are each referred to herein as an “Indenture”), the form and terms (including any Guarantees) of any series of Gulfport Debt Securities issued under such Indenture to be established by resolutions of the Board and set forth in an officers’ certificate or by a supplemental indenture to such Indenture and (iii) such corporate or limited liability company records of the Company and the Guarantors and other certificates and documents of officials of the Company and the Guarantors and public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed the existence and entity power of each party to any document referred to herein other than the Company and the Guarantors and that, upon sale and delivery, the certificates for the Shares (including any Shares issued upon exchange or conversion of any Securities constituting Preferred Stock that are exchangeable for or convertible into Shares) and the Preferred Stock, as applicable, will conform to the applicable specimen thereof filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar for the Shares or the Preferred Stock, as applicable, or, if uncertificated, valid book-entry notations for the issuance of the Shares or the Preferred Stock, as applicable, in uncertificated form will have been duly made in the share register of the Company. We have also assumed that at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and the Guarantors, all of which we assume to be true, correct and complete.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.

With respect to Securities constituting Shares, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Shares, the terms of the offering thereof and related matters, (ii) the applicable definitive

Gulfport Energy Corporation

December 14, 2016

underwriting, purchase or other agreement providing for the issuance and sale thereof by the Company or, if such Shares are issuable upon exchange or conversion of Securities constituting Preferred Stock, the applicable certificate of designations therefor, has been duly executed and delivered and (iii) such Shares have been duly issued and delivered by the Company in accordance with the terms of such agreement against payment (or delivery) of the consideration payable therefor as determined by the Board and as provided for in such agreement, such Shares (including any Shares duly issued upon exchange or conversion of any Securities constituting Preferred Stock that are exchangeable for or convertible into Shares) will have been duly authorized, validly issued, fully paid and non-assessable.

2.	With respect to Securities constituting Preferred Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Preferred Stock, the terms of the offering thereof and related matters, (ii) the Board has taken all necessary corporate action to designate and establish the terms of such Preferred Stock and has caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, (iii) the applicable definitive underwriting, purchase or other agreement providing for the issuance and sale thereof by the Company has been duly executed and delivered and (iv) such Preferred Stock has been duly issued and delivered by the Company in accordance with the terms of such agreement against payment (or delivery) of the consideration payable therefor as determined by the Board and as provided for in such agreement, such Preferred Stock will have been duly authorized, validly issued, fully paid and non-assessable.

3.	With respect to Securities constituting Depositary Shares, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Depositary Shares, the terms of the offering thereof and related matters, (ii) the action with respect to the Preferred Stock underlying such Depositary Shares referred to in paragraph 2 above has been taken and such Preferred Stock has been duly deposited with the Depositary (defined below) under the applicable Depositary Agreement (defined below), (iii) the applicable Depositary Agreement and the definitive underwriting, purchase or other similar agreement have been duly executed and delivered and (iv) such Depositary Shares have been duly issued and delivered, with Depositary Receipts (defined below) representing such Depositary Shares having been duly executed, countersigned, registered and delivered in accordance with the terms of such agreements against payment (or delivery) of the consideration payable therefor as determined by the Board and as provided for in such agreements, such Depositary Shares will have been duly authorized and validly issued.

Gulfport Energy Corporation

December 14, 2016

4.	With respect to Securities constituting Debt Securities (including, if Gulfport Debt Securities are guaranteed by Guarantees, such Gulfport Debt Securities and such Guarantees), when (i) the Company and, if such Debt Securities constitute Gulfport Debt Securities guaranteed by Guarantees, each of the Guarantors have taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto (including, if Debt Securities constitute Gulfport Debt Securities guaranteed by Guarantees, the applicable Guarantors) with the terms of such Debt Securities and, if Debt Securities constitute Gulfport Debt Securities guaranteed by Guarantees, such Guarantees having been set forth in such Indenture or such supplemental indenture or officers’ certificate delivered pursuant thereto, (iii) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities (including, if such Debt Securities constitute Gulfport Debt Securities guaranteed by Guarantees, any notations of such Guarantees thereon) have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolutions of the Board or supplemental indenture or officers’ certificate relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement, then such Debt Securities (including, if Gulfport Debt Securities are guaranteed by Guarantees, such Gulfport Debt Securities and such Guarantees) (x) will have been duly authorized by all necessary corporate or limited liability company action on the part of the Company and, if such Debt Securities constitute Gulfport Debt Securities guaranteed by Guarantees, each of the applicable Guarantors, and (y) will be valid and binding obligations of each such Obligor, enforceable against such Obligor in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(A)

We have assumed that, in the case of each offering and sale of Securities: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the

Gulfport Energy Corporation

December 14, 2016

Commission describing such Securities and identifying any applicable selling stockholders; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Securities constitute Shares issuable upon exchange or conversion of Securities constituting Preferred Stock, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale by the Company (and, if such Securities constitute Debt Securities that constitute Gulfport Debt Securities guaranteed by Guarantees, each of the other Obligors) and, in the case of Shares to be offered and sold by selling stockholders, such an agreement with respect to the offering and sale by such selling stockholders of such Securities will have been duly authorized, executed and delivered by the issuer thereof and the other parties thereto; (v) at the time of the issuance of such Securities, the Company and, if such Securities constitute Debt Securities that constitute Gulfport Debt Securities guaranteed by Guarantees, each of the other Obligors (a) will have been validly existing and duly qualified and in good standing under the laws of its jurisdiction of incorporation, formation or organization and (b) will have had the necessary corporate or limited liability company power and due authorization, and the organizational or charter documents of the Company and, if such Securities constitute Debt Securities that constitute Gulfport Debt Securities guaranteed by Guarantees, each of the other Obligors will have been in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof; (vi) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws or other organizational documents of the Company and, if such Securities constitute Debt Securities that constitute Gulfport Debt Securities guaranteed by Guarantees, each of the other Obligors, and the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of any applicable law, regulation or administrative order or any agreement or instrument binding upon each such Obligor and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which such Obligor’s securities are listed for trading) having jurisdiction over each such Obligor and, if such Securities constitute Debt Securities, in conformity with the applicable Indenture, supplemental indenture or officers’ certificate and the applicable resolutions of the Board relating to such Debt Securities; (vii) if such Securities constitute Shares, Preferred Stock or Depositary Shares in respect

Gulfport Energy Corporation

December 14, 2016

of underlying Preferred Stock, at the time of issuance thereof, (a) sufficient shares of Common Stock or Preferred Stock, as applicable, will have been authorized for issuance of such Shares or Preferred Stock, as applicable, under the certificate of incorporation of the Company that will not have otherwise been issued or reserved or otherwise committed for issuance and (b) the consideration for the issuance and sale of such Shares, Preferred Stock or Depositary Shares established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if such Shares are issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor) providing for the issuance and sale thereof by the Company will not have been less than the par value of such Common Stock, Preferred Stock or the Preferred Stock underlying such Depositary Shares, as applicable; (viii) if such Securities constitute Shares issuable upon exchange or conversion of Securities constituting Preferred Stock, the action with respect to such Preferred Stock referred to in paragraph 2 above will have been taken; (ix) if such Securities constitute (or constitute Depositary Shares in respect of underlying) Preferred Stock that is exchangeable for or convertible into Securities constituting Shares, the Company will have taken all necessary action to authorize and approve the issuance of such Shares upon exchange or conversion of such Preferred Stock, the terms of such exchange or conversion and related matters and to reserve such Shares for issuance upon such exchange or conversion; (x) if such Securities constitute Depositary Shares, a depositary agreement (the “Depositary Agreement” and, together with each Indenture, each, an “Instrument”) relating to such Depositary Shares and the related receipts evidencing such Depositary Shares (“Depositary Receipts”) and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company, as depositary (the “Depositary”), to be selected by the Company; (xi) if such Securities constitute Gulfport Debt Securities, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the Company; (xii) if such Securities constitute Gulfport Debt Securities guaranteed by Guarantees, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the applicable Guarantors; and (xiii) if such Securities constitute Debt Securities or Depositary Shares, the applicable Instrument will constitute the legal, valid and binding obligation of each party thereto other than the Obligors party thereto, enforceable against such party in accordance with its terms.

Gulfport Energy Corporation

December 14, 2016

(B)	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of: (i) the federal Laws of the United States; (ii) the Limited Liability Company Act of the State of Delaware; (iii) the General Corporation Law of the State of Delaware; and (iv) the Laws of the State of New York.

(C)	The matters expressed in this letter are subject to and qualified and limited by: (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

(D)	This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity or any other circumstance.

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Gulfport Energy Corporation

December 14, 2016

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

Schedule I

Guarantors

Jurisdiction of Formation or Organization
Gator Marine, Inc.	Delaware
Gator Marine Ivanhoe, Inc.	Delaware
Jaguar Resources LLC	Delaware
Puma Resources, Inc.	Delaware
Westhawk Minerals LLC	Delaware
Gulfport Buckeye LLC	Delaware
Gulfport Midstream Holdings, LLC	Delaware